Exhibit 99.1

K-Swiss Reports Fourth Quarter Results

WESTLAKE VILLAGE, Calif.--(BUSINESS WIRE)--February 27, 2013--K•Swiss Inc. (NASDAQ: KSWS) today announced results for the fourth quarter and year ended December 31, 2012.

Financial Results

Net loss for the fourth quarter of 2012 was $14,516,000, or $0.41 per diluted share, compared with a net loss of $25,185,000, or $0.71 per diluted share, for the prior-year period. Net loss for the year ended December 31, 2012, was $34,779,000, or $0.98 per diluted share, compared with a net loss of $70,471,000, or $1.98 per diluted share, for the year ended December 31, 2011.

For the fourth quarter of 2012, total worldwide revenues decreased 17.8% to $41,230,000 compared with $50,163,000 in the prior-year period. Domestic revenues decreased 31.4% to $14,011,000 in the fourth quarter, and international revenues decreased 8.5% to $27,219,000 for the same period. Total worldwide revenues for 2012 decreased 17.0% to $222,851,000 from $268,357,000 for 2011. Domestic revenues decreased 35.0% to $75,872,000 in 2012, and international revenues decreased 3.0% to $146,979,000.

Futures Orders

Worldwide futures orders with start ship dates from January through June 2013 increased 4.6% to $76,471,000 at December 31, 2012, from $73,138,000 the previous year. Domestic futures orders increased 1.3% to $22,158,000 at December 31, 2012, from $21,879,000 the previous year. International futures orders increased 6.0% to $54,313,000 at December 31, 2012, from $51,259,000 the previous year.

Proposed Merger with E.Land

On January 16, 2013, the Company entered into a definitive agreement, which was unanimously approved by K•Swiss’ Board of Directors, pursuant to which E.Land World will acquire all of the outstanding common stock of K•Swiss for $4.75 per share in cash, or a total equity value of approximately $170 million. The merger, which is expected to close during the second quarter of 2013, requires the approval of 80% of K•Swiss’ outstanding voting power and applicable regulatory approvals in addition to other customary closing conditions.

Additional Information about the Proposed Merger and Where to Find It

In connection with the proposed merger, K•Swiss plans to file with the Securities and Exchange Commission (the “SEC”) and furnish to its stockholders a proxy statement. BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS OF K•SWISS INC. ARE URGED TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER AND RELATED MATTERS. Stockholders will be able to obtain free copies of the proxy statement and other documents filed with the SEC by K•Swiss through the website maintained by the SEC at www.sec.gov, at the K•Swiss’ website at http://www.kswiss.com/customer/page/investors and from K•Swiss by directing a written request to K•Swiss, 31248 Oak Crest Drive, Westlake Village, CA 91361, Attention: Investor Relations.

K•Swiss and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of K•Swiss in connection with the proposed merger. Information about the interests of these executive officers and directors in the transaction described herein will be included in the proxy statement described above. Additional information regarding these directors and executive officers is also included in the Company’s Form 10-K, which is currently on file with the SEC. This document is available free of charge at the SEC’s website at www.sec.gov and from K•Swiss by contacting Investor Relations at the address set forth above.

About K•Swiss

Founded more than forty years ago in Van Nuys, California, K•Swiss introduced the first all-leather tennis shoe, the K•Swiss “Classic” in 1966. Since its inception, K•Swiss has rooted itself in California Sport with an aim to be the most inspiring and innovative sports brand in the market. Today the Company offers performance and lifestyle footwear and apparel for several categories under its California Sports umbrella including Tennis Heritage, California Fit (Running, Triathlon and Fitness) and California Youth. K•Swiss also designs, develops and markets footwear under the Palladium brand. For more information about K•Swiss, visit www.kswiss.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 about the expected timing for closing of the merger. These statements are based on the current beliefs and expectations of K•Swiss’ management and are subject to known and unknown risks and uncertainties, including, but not limited to: (i) K•Swiss may be unable to obtain stockholder approval as required for the merger; (ii) conditions to the closing of the merger may not be satisfied or waived; (iii) the merger may involve unexpected costs, liabilities or delays; (iv) the outcome of any legal proceeding relating to the merger; (v) the ability and timing to obtain required regulatory approvals; (vi) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; and (vii) other risks to consummation of the merger, including the risk that the merger will not be consummated within the expected time period or at all. A complete description of these factors, as well as others which could affect the Company's business is set forth in the Company's periodic filings, including its Form 10-K for the year ended December 31, 2012, which is currently on file with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements. K•Swiss undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.

K•Swiss Inc. Consolidated Statements of Loss
(In thousands, except loss per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2012	2011	2012	2011
	(unaudited)
Revenues	$41,230	$50,163	$222,851	$268,357
Cost of goods sold	27,949	37,322	145,726	175,735
Gross profit	13,281	12,841	77,125	92,622
Selling, general and administrative expenses	25,864	33,006	107,895	153,626
Impairment of goodwill	-	2,986	-	2,986
Operating loss	(12,583)	(23,151)	(30,770)	(63,990)
Other income	-	-	-	3,000
Interest (expense)/income, net	(750)	124	(812)	219
Loss before income taxes and discontinued operations	(13,333)	(23,027)	(31,582)	(60,771)
Income tax expense	1,183	1,847	3,197	3,751
Loss from continuing operations	(14,516)	(24,874)	(34,779)	(64,522)
Loss from discontinued operations, less applicable income tax	-	(311)	-	(5,949)
Net loss	$(14,516)	$(25,185)	$(34,779)	$(70,471)
Basic loss per share	$(0.41)	$(0.71)	$(0.98)	$(1.98)
Diluted loss per share	$(0.41)	$(0.71)	$(0.98)	$(1.98)
Weighted average number of shares outstanding
Basic	35,607	35,599	35,603	35,510
Diluted	35,607	35,599	35,603	35,510

K•Swiss Inc. Condensed Balance Sheets
(In thousands)

			December 31,
			2012	2011
ASSETS
CURRENT ASSETS
Cash and cash equivalents			$42,711	$28,701
Restricted cash and cash equivalents and restricted investments available for sale			200	22,602
Investments available for sale			-	2,057
Accounts receivable, net			25,740	31,449
Inventories, net			69,343	90,380
Prepaid expenses and other current assets			2,934	4,927
Income taxes receivable			-	770
Total current assets			140,928	180,886
PROPERTY, PLANT AND EQUIPMENT, NET			17,402	19,593
OTHER ASSETS
Intangible assets			11,562	11,482
Deferred income taxes			2,308	2,914
Other			4,523	4,736
Total other assets			18,393	19,132
			$176,723	$219,611

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Bank lines of credit			$998	$9,716
Current portion of long-term debt			152	250
Current portion of long-term capital leases			103	-
Trade accounts payable			20,420	18,101
Accrued income taxes payable			246	372
Current portion of contingent purchase price			2,644	-
Accrued liabilities			11,640	13,500
Total current liabilities			36,203	41,939
OTHER LIABILITIES
Long-term debt			-	148
Long-term capital leases			190	-
Contingent purchase price			-	3,739
Other liabilities			8,716	7,816
Total other liabilities			8,906	11,703
STOCKHOLDERS' EQUITY			131,614	165,969
			$176,723	$219,611

CONTACT:
K•Swiss Inc.
George Powlick, 818-706-5100
Chief Financial Officer